UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2025

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As a result of the Designation Amendment (described and defined below in Item 5.03), which information is incorporated herein by reference, the 2,554 outstanding shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) are convertible into a maximum of 1,872,994 shares of common stock, with a fixed conversion price of $1.50 per share and a stated value of $1,100 per share.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 relating to the Designation Amendment (as discussed in Item 5.03), below, is incorporated in this Item 3.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2025, at a Special Meeting (the “Special Meeting”) of the stockholders of Mangoceuticals, Inc. (the “Company,” “we,” “our,” or “us”), the stockholders of the Company approved a Second Amendment to the Mangoceuticals, Inc. 2022 Equity Incentive Plan (“Second Amendment” and the Amended and Restated Mangoceuticals, Inc. 2022 Equity Incentive Plan, as amended by the Second Amendment, the “2022 Plan”) in accordance with the voting results set forth below under Item 5.07. The Second Amendment was originally approved by the Board of Directors of the Company on February 15, 2025, subject to stockholder approval and the Second Amendment became effective at the time of stockholder approval.

The material terms of the 2022 Plan, as amended by the Second Amendment, were described in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) under the caption “Proposal 2 – Adoption of the Second Amendment to the Mangoceuticals, Inc. 2022 Equity Incentive Plan” filed with the Securities and Exchange Commission (SEC) on February 18, 2025. The 2022 Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) stock appreciation rights; (iv) restricted stock awards; (v) restricted stock units; (vi) shares in performance of services; (vii) other awards of equity or equity based compensation; or (viii) any combination of the foregoing. In making such determinations, the Board or Compensation Committee may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board or Compensation Committee, in its discretion shall deem relevant.

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the aggregate number of shares of common stock which may be issued pursuant to awards under the 2022 Plan is currently the sum of (i) 10,000,000, and (ii) an automatic increase on April 1st of each year for a period of six years commencing on April 1, 2026 and ending on (and including) April 1, 2032, in an amount equal to the lesser of (x) ten percent (10%) of the total shares of common stock of the Company outstanding on the last day of the immediately preceding fiscal year; and (y) 2,000,000 shares of common stock; provided, however, that the Board may act prior to April 1st of a given year to provide that the increase for such year will be a lesser number of shares of common stock. This is also known as an “evergreen” provision. Notwithstanding the foregoing, no more than a total of 26,000,000 shares of common stock (or awards) may be issued or granted under the 2022 Plan in aggregate, and no more than 26,000,000 shares of common stock may be issued pursuant to the exercise of Incentive Stock Options.

The above description of the Second Amendment and the 2022 Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the Second Amendment and the 2022 Plan as amended by the Second Amendment, which are attached hereto as Exhibits 10.1 and 10.2, and are incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, 2025, with the approval of the shareholders of the Company, as discussed in greater detail under Item 5.07, the Company submitted to the Secretary of the State of Texas, an amendment to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc. (the “Series B Designation”), to: (a) reduce the conversion price set forth therein to a fixed price of $1.50 per share (subject to customary adjustments for stock splits) (compared to having a fixed conversion price of $2.25 prior to the amendment)(the “Conversion Price”); (b) reduce the floor price set forth therein from $2.25 to $1.50 per share (subject to customary adjustments for stock splits)(the “Floor Price”); (c) remove the dividend rights set forth therein (except for standard participatory rights for dividends declared on the Company’s common stock); and exclude the Company’s current wholly-owned subsidiary, Mango & Peaches Corp. (“Mango & Peaches”), from the definition of Change of Control Transaction thereunder (as a result, the issuance of securities of Mango & Peaches to Mr. Jacob Cohen, the Company’s Chief Executive Officer and Chairman, as discussed in greater detail Proposal 3 to the Proxy Statement, will not be a Change of Control Transaction, trigger an event of default under the Series B Preferred Stock or be deemed an Equity Condition (as defined in the designation of the Series B Preferred Stock)(the “Designation Amendment”).

The foregoing description of the Designation Amendment, is only a summary of the material terms of such Designation Amendment and does not purport to be complete and is qualified in its entirety by reference to the full text of such Designation Amendment which is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Special Meeting, stockholders representing (a) 3,074,669 shares of the Company’s common stock; and (b) 2,054 shares of the Company’s Series B Convertible Preferred Stock, entitled to vote at the Special Meeting, were present in person or by proxy representing a quorum of the voting shares issued and outstanding on the record date of February 13, 2025, and constituting a quorum to conduct business at the Special Meeting. The following sets forth the matters that were voted upon by the Company’s stockholders at the Special Meeting and the voting results for such matters. These matters are described in more detail in the Proxy Statement.

At the Special Meeting, stockholders approved the following proposals, which are set forth in their entirety below.

1.	Proposal No. 1: Approval of amendments to the Series B Designation to (a) reduce the conversion price set forth therein to a fixed price of $1.50 per share; (b) reduce the floor price set forth therein from $2.25 to $1.50 per share; (c) remove the dividend rights set forth therein (except for standard participatory rights for dividends declared on the Company’s common stock); and (d) exclude Mango & Peaches and transactions involving Mango & Peaches from the definition of Change of Control Transaction, and to approve the issuance of more than 19.99% of our outstanding common stock upon the conversion of shares of Series B Convertible Preferred Stock in connection therewith:

	For	Against	Abstentions	Broker Non-Votes
Common Stock	2,522,029	29,691	1,852	521,097
Series B Convertible Preferred Stock	2,054	—	—	—

Proposal No. 1 was approved by approximately 98.8% of the common stock votes and 100% of the Series B Preferred Stock votes cast on the proposal at the Special Meeting, representing a majority of the shares of common stock and Series B Preferred Stock entitled to vote at the Special Meeting, and as such Proposal No. 1 was approved at the Special Meeting.

2.	Proposal No. 2: Approval of the adoption of the Second Amendment to the Mangoceuticals, Inc. 2022 Equity Incentive Plan:

For	Against	Abstentions	Broker Non-Votes
2,465,078	86,637	1,857	521,097

A majority of shares of common stock present in person or represented by proxy at the Special Meeting were cast for approval of Proposal No. 2, and as such Proposal No. 2 was approved at the Special Meeting.

2.	Proposal No. 3: Approval of the issuance of shares of the common stock and Series A Super Majority Voting Preferred Stock of Mango & Peaches, our wholly-owned subsidiary, to our Chief Executive Officer and Chairman, Jacob Cohen, pursuant to Nasdaq Listing Rule 5635 :

For	Against	Abstentions	Broker Non-Votes
2,392,433	154,361	6,778	521,097

A majority of shares of common stock present in person or represented by proxy at the Special Meeting were cast for approval of Proposal No. 3, and as such Proposal No. 3 was approved at the Special Meeting.

3.	Proposal No. 4: Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the proposals above:

For	Against	Abstentions	Broker Non-Votes
3,057,022	11,060	6,587	—

A majority of shares of common stock present in person or represented by proxy at the Special Meeting were cast for approval of Proposal No. 4, and as such Proposal No. 4 was approved at the Special Meeting; however, because the other proposals discussed above were approved, the approval of Proposal No. 4 had no effect.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc., filed with the Secretary of State of Texas on March 28, 2024 (Filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2024, and incorporated by reference herein)
3.2	Amendment to Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc., submitted to the Secretary of State of Texas on June 27, 2024 (Filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-8, filed with the SEC on July 2, 2, 2024, and incorporated by reference herein)
3.3*	Amendment to Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc., submitted to the Secretary of State of Texas on March 17, 2025
10.1*	Second Amendment to the Mangoceuticals, Inc. 2022 Equity Incentive Plan
10.2*	Second Amended and Restated Mangoceuticals, Inc. 2022 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: March 19, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer